UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2024

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 507, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.00001 par value per share	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Non-Employee Director Compensation

On February 9, 2024, the Board of Directors (the “Board”) of 22nd Century Group, Inc. (the “Company”) voted to waive any cash compensation for non-employee directors for the fourth quarter of 2023 and the first quarter of 2024.

The Board also approved a proposal to reduce non-employee director compensation for the remainder of 2024. Each non-employee independent director shall receive an annual cash retainer of $20,000, with the following supplemental annual cash retainers for the Board positions described below. Non-independent directors shall not receive an annual cash retainer.

Board Position	Annual Cash Retainer
Independent Board Chair or Lead Independent Director	$ 20,000
Audit Committee Chair	$ 10,000
Compensation Committee Chair	$ 5,000
Corporate Governance and Nominating Committee Chair	$ 5,000
Member of a Board Committee	$ 5,000

The Board also voted to forgo any equity compensation grants for directors in 2024.

Item 7.01: Regulation FD Disclosure.

On February 13, 2024, the Company issued a press release regarding the reduction in Board compensation. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(d): Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated February 13, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22ND CENTURY GROUP, INC.

/s/ Lawrence Firestone
Date: February 13, 2024	Lawrence Firestone
Chief Executive Officer